UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2008

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, CO          80202
 (Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

1875 Lawrence Street, Suite 1400, Denver, CO 80202
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

(a) On January 29, 2008, Hein & Associates, LLP (“Hein”), which served as our principal accountant to audit our financial statements, informed the Audit Committee of our Board of Directors (“Audit Committee”) that they were resigning as our independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee on January 31, 2008. The reports of Hein on the consolidated financial statements for the two most recent fiscal years ended September 30, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports for both years contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The report of Hein to the Audit Committee and the Registrant’s management addressing management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2007 indicates that we did not maintain effective internal control over financial reporting as of September 30, 2007 due to the effect of the following material weaknesses:

1.
The Company did not have an adequate process for monitoring accounting and financial reporting and had not conducted a comprehensive review of the account balances and transactions that had occurred during the year.  However, the Company did conduct such a review prior to filing of the Form 10-K.

2.
The Company does not have sufficient controls to ensure that the accounting department would receive or review material documents, or to ensure that the accounting department would receive or review material information on a timely basis.

In connection with the interim review of the June 30, 2007 financial statements, Hein advised the company that it did not have effective internal control over financial reporting due to the effect of the following material weaknesses:

The Company did not have sufficient controls to ensure that the Company’s accounting department would receive or review material documents, or to ensure that the accounting department would receive or review material information on a timely basis.  There was not an effective system in place to ensure that those responsible for financial reporting received copies of Board minutes which reflected the issuance of common shares of stock.  In addition, the Company’s accounting department does not have adequate staffing to provide timely financial information

In connection with the audit of the September 30, 2006 financial statements, Hein advised the company that it did not have effective internal control over financial reporting due to the effect of the following material weakness:

The Company’s staffing for the period under audit and record keeping wasnot adequate to ensure an effective internal control structure as evidenced by the lack of recording certain equity transactions on a timely basis and delays in providing necessary information to the auditors.

In connection with the interim review of the June 30, 2006 financial statements, Hein advised the company that it did not have effective internal control over financial reporting due to the effect of the following material weakness:

The Company’s current staffing is not adequate to ensure an effective internal control structure as evidenced by the overpayment of certain development fees to a related party and the filing of the Form 10-QSB for the three and nine months periods ended June 30, 2006 prior to the completion of the review by the Company’s independent registered public accounting firm.

During the fiscal years ended September 30, 2007 and 2006 and through the subsequent interim period ending January 29, 2008, there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference thereto in its report on the Registrant’s financial statements for such years.  Further, except as described above, there were no other reportable events as described in

Item 304(a)(1)(v) of Regulation S-K occurring within the Registrant’s two most recent fiscal years and the subsequent interim period ending January 29, 2008.

We have requested Hein to furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  We have received that letter and have filed it with the SEC as required by Regulation S-K Item 304(a)(3) as exhibit 16.1 hereto.

(b) On January 31, 2008, the Audit Committee approved the engagement of Gordon, Hughes & Banks, LLP (“GHB”) to serve as our principal accountant to audit our financial statements for the fiscal year ending September 30, 2008 and to perform procedures related to the financial statements to be included in our quarterly reports on Form 10-Q, beginning with and including the quarter ending December 31, 2007. That decision was approved and ratified by our Board of Directors on January 31, 2008.

During the Registrant’s two most recent fiscal years ended September 30, 2007 and 2006, the Registrant consulted GHB on the application of the Financial Accounting Standards Board 109, Accounting for Income Taxes and accrued $2,425 in fees related to that consultation.

We have requested that GHB review the Current Report on Form 8-K and provided GHB with the opportunity to furnish a letter addressed to the SEC containing any new information, clarification of our reviews, or the respects in which it does not agree with our statements. GHB has advised us that it has reviewed this Form 8-K and does not have any need to submit a letter in accordance with Item 304 of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

Regulation S-K Number	Document
16.1	Letter from Hein & Associates LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
February 4, 2008	By: /s/ Lori Rappucci Lori Rappucci Vice President and Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document
16.1	Letter from Hein & Associates LLP